UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of its consolidated financial statements for the fiscal year ended December 31, 2007, Orange 21 Inc. (the “Company”) discovered material weaknesses in its accounting processes. Specifically, management identified the following material weaknesses in internal control over financial reporting as of December 31, 2007:

•	An appropriate review of the open purchase orders and goods/services received but not invoiced was not being performed timely or thoroughly at the Company’s Italian subsidiary, Spy, S.r.l.

•	A proper search for unrecorded liabilities was not being conducted at Spy, S.r.l.

•	A calculation to determine appropriate inventory costs had not been performed on an accurate or timely basis at the Company and at Spy, S.r.l.

The Company has remediated these material weaknesses subsequent to the fiscal year end. However, as a result of these material weaknesses, the management of the Company recommended on April 2, 2008, and the Company’s Audit Committee has concluded, that its financial statements for the fiscal years ended December 31, 2006 (the “Annual Report”) and its consolidated financial information for each of the previously reported interim periods of fiscal years 2007 and 2006 (the “Quarterly Reports”) should be restated as a result of certain adjustments described herein. As a result of the adjustments described above, the Company’s quarterly financial statements for 2007 should no longer be relied upon. The Company and the Audit Committee discussed the conclusion to restate its financial statements with the Company’s independent registered public accounting firm, Mayer Hoffman McCann P.C.

The Company has identified the following adjustments to its consolidated financial statements as summarized in the following table (in thousands).

	Three Months ended March 31, 2006	Six Months ended June 30, 2006	Nine Months ended September 30, 2006	Fiscal year ended December 31, 2006	Three Months ended March 31, 2007	Six Months ended June 30, 2007	Nine Months ended September 30, 2007
Loss before provision for income taxes as presented	$(1,941)	$(3,118)	$(4,144)	$(9,581)	$(2,419)	$(4,317)	$(4,331)
Loss before provision for income taxes as restated	(1,837)	(3,208)	(4,085)	(9,527)	(2,262)	(4,291)	(4,315)
Benefit for income taxes as presented	(207)	(626)	(874)	(2,329)	(651)	(1,054)	(1,101)
Benefit for income taxes as restated	(178)	(646)	(873)	(2,342)	(589)	(1,018)	(984)
Net Loss as presented	(1,734)	(2,492)	(3,270)	(7,252)	(1,768)	(3,263)	(3,230)
Net Loss as restated	(1,659)	(2,562)	(3,212)	(7,185)	(1,673)	(3,273)	(3,331)
Accrued expenses and other liabilities as presented	3,437	4,159	4,214	4,454	3,641	5,006	4,974
Accrued expenses and other liabilities as restated	3,437	4,159	4,214	4,458	3,659	5,052	5,192
Inventories, Net as presented	11,008	12,305	12,055	9,276	10,578	12,543	10,329
Inventories, Net as restated	10,876	11,979	11,878	9,098	10,571	12,433	13,023

The Company is completing its annual report on Form 10-K and expects to file such report within the time frame provided by Form 12b-25 of the rules and regulations of the U.S. Securities and Exchange Commission, which is April 15, 2008. A more comprehensive description of the adjustments required as a result of the above described material weaknesses will be included in the Form 10-K. In addition, the Form 10-K will include amendments to the Company’s Form 10-K for the fiscal year ended December 31, 2006 and Form 10-Qs for the fiscal quarters ended March 31, 2006 and 2007, June 30, 2006 and 2007 and September 30, 2006 and 2007.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. Specifically, comments in this press release regarding the outcome of the pending reviews discussed above and management’s expectations regarding the restatement of financial performance. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to: risks related to the completion of the restatements described above and completion of the Company’s financial statements as of, and for the fiscal year ended December 31, 2007, risks related to the Company’s ability to remedy material weaknesses within the Company’s internal control over financial reporting; and other risks identified from time to time in the Company’s filings made with the U.S. Securities and Exchange Commission. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can not guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company, nor any other person, assumes responsibility for the accuracy or completeness of such forward-looking statements. The Company undertakes no obligation to update any of the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 4, 2008	ORANGE 21 INC.

	By:	/s/ Jerry Collazo
Jerry Collazo
Chief Financial Officer